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                                                                   Exhibit 10.34

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), effective as of February 13, 2003 (the "Effective Date"), is made between ANTHONY J. SHERBONDY ("Employee") and CLOSURE MEDICAL CORPORATION, a Delaware corporation with its principal place of business in Raleigh, North Carolina ("Employer").

     WHEREAS, Employee currently works for Employer pursuant to an Employment Agreement dated as of January 1, 1998, as extended or renewed (the "Original Agreement"), in a capacity as a Vice President of Employer, which relationship the parties mutually have decided to amend and restate as set forth below; and

     WHEREAS, Employer desires to continue to employ Employee for the term of this Agreement and Employee desires to accept such employment, and the parties wish to amend and restate in its entirety the Original Agreement under all of the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the terms, conditions, premises, and the mutual covenants set forth herein, the parties to this Agreement hereby agree as follows:

     1.   Employment

          (a) Scope and Nature of Employment Assignment. Employer hereby employs Employee in the position or capacity of an employee on "Special Assignment," subject to the direction and control of the President and Chief Executive Officer of Employer, and Employee hereby accepts such employment. The President and Chief Executive Officer of Employer and Employee shall mutually agree in writing (which may be by e-mail message) on the nature and scope of each special assignment, the Employee's deliverables for each assignment, and an estimated timeframe for the completion of each special assignment. During the Term, Employee may work on each special assignment at his home, or other location convenient to Employee. Upon request by Employer and subject to Employee's schedule, Employee shall travel on behalf of Employer in connection with such special assignments.

          (b) Expenses. Employer shall reimburse Employee on a timely basis for all ordinary and necessary out-of-pocket business expenses incurred in connection with the discharge of his duties and responsibilities hereunder during the Term (defined below) in accordance with the Employer's expense approval procedures then in effect and upon presentation to the Employer of an itemized account and written proof of such expenses.

     2. Term of Agreement. The term of this Agreement (the "Term") shall begin on the Effective Date and expire at 5:00 p.m. local time on December 31, 2003, unless it is terminated sooner in accordance with, and subject to, Paragraph 7 herein. On December 31, 2003, unless terminated sooner pursuant to Paragraph 7 herein, Employee's employment also shall terminate.

     3.   Compensation.

          (a) In General. The term "Compensation" shall mean Employee's "Base Salary" and "Incentive Compensation," as defined below.

          (b) Base Salary: For the duration of the Term, Employer shall continue to pay to Employee, utilizing payroll practices consistent with those applicable to other Vice Presidents of Employer at the time such payments are made, his annual salary of one-hundred-seventy-one thousand dollars ($171,000), less applicable and usual tax and other withholdings and employee contributions to benefit plans.

          (c) Incentive Compensation: Employer shall pay a bonus award to Employee in the amount totaling eighty-one-thousand-six-hundred dollars ($81,600) for the calendar year 2003, payable in installments combined with the base salary payments, utilizing payroll practices consistent with those applicable to other Vice Presidents of Employer at the time such payments are made, less applicable and usual tax and other withholdings, and subject to the provisions of Paragraphs 7 (b) and (d).

     4.   Stock Options:

          (a) Additional Grants. Employee shall not be entitled to any additional grants of stock options after the Effective Date.

          (b)  Vesting.

               i. "In-the-money" Options. With respect to all of Employee's stock options which on the Effective Date have an exercise price below the market price of the stock ("in-the-money") and are unvested, such options shall continue to vest, in accordance with the terms of the grants, during the Term such that Employee's service under this Agreement shall be deemed employment service under Employer's stock option plan.
               ii. "Out-of-Money" Options. With respect to all of Employee's unvested stock options which on the Effective Date have an exercise price in excess of the market price of the stock ("out-of-money"), all such unvested options shall automatically vest on the Effective Date.

          (c)  Exercise Period.

               i. All stock options which are fully vested as of the date of termination of this Agreement, (December 31, 2003, or earlier if this Agreement is terminated pursuant to the provisions of Paragraph 7), and were "in-the-money" on the Effective Date, shall be fully exercisable in accordance with the terms of the Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan, i.e., for a period up to ninety (90) days from termination of employment.
               ii. All of Employee's stock options which were "out-of-money" on the Effective Date, are fully vested and fully exercisable through December 31, 2006. Employee's "out-of-money" options which were already vested on the Effective Date are also fully exercisable through December 31, 2006.

     5. Benefits. During the Term, Employee shall be entitled to participate in such retirement, profit sharing, stock purchase plans, group insurance, life insurance, short-term disability, long-term disability, medical/dental and any other fringe benefit plans, if any, as Employee participates in as of the Effective Date or as may be authorized from time to time by the Board of Directors of Employer in its sole discretion for officers of the Employer generally. Payment for vacation time shall be deemed made with any payment of salary, whether the time is taken or not taken. No additional payment for vacation time shall be made to Employee.

     6. Consulting. Employer hereby acknowledges and agrees that during the Term, and subject to the provisions of the last sentence of this Paragraph 6 and Paragraphs 8, 9 and 10 hereof, Employee may engage in consulting work for other persons or entities, and that such consulting work by Employee shall not constitute a breach by Employee of this Agreement. Employee may engage in consulting work for Johnson & Johnson, Inc. and its affiliates ("J&J"); provided that during the Term and for a period of two years thereafter, Employee shall not engage in consulting work for Ethicon, Inc. or Johnson & Johnson Consumer Companies, Inc. (the "J&J Restricted Affiliates").

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     7.   Termination.

     (a) In General. This Agreement shall terminate only upon the expiration of its Term, unless terminated sooner as set forth below; provided, however, that certain obligations of the parties hereto shall survive termination of the Agreement, as may be specified herein.

     (b) Involuntarily, for "Cause" by Employer. Employer hereby specifically reserves the right to terminate this Agreement and Compensation and employee benefits otherwise due in the future under Paragraphs 3 through 5 immediately "for cause"; provided, however, that such termination shall not apply or cause a forfeiture of any benefits with respect to which Employee has a vested interest or in contravention to his rights under ERISA with respect to such plan or program. As used herein, the term "for cause" shall mean willful misconduct or gross negligence by Employee that causes demonstrable injury to the reputation of the Employer and its affiliates, material breach of this Agreement by Employee, theft by Employee from the Employer, or interference with the business operations of the Employer

     (c) Notwithstanding the foregoing, before Employer may terminate this Agreement "for cause," Employee must be given thirty (30) days' advance written notice of the act giving rise to the reason "for cause," and the opportunity to cure (if it can be cured) within such thirty (30) day notice period, and, provided further, that the term "interference with the business operations of Employer" shall not be deemed to include Employee discharging his ordinary duties as an employee of any subsequent employer or Employee's consulting work as described in Paragraph 6 herein.

     (d) Voluntarily, by Employee. Employee may terminate this Agreement prior to the expiration of the Term at any time upon notice to Employer. Such voluntary termination, for reasons other than Employee commencing regular, full-time employment, shall terminate all compensation and benefits provided in Paragraphs 3 and 5 of this Agreement.

     (e) Automatically, by Employee Commencing Regular, Full-Time Employment Prior to Termination of Agreement. If Employee commences regular, full-time employment with another employer prior to December 31, 2003, this Agreement shall terminate (subject to the survival provisions in Paragraph 21), and Employer shall be obligated to make such payments and provide such coverages or benefits as follows:

              (i)   accrued Base Salary to the date of termination;
              (ii) remaining Incentive Compensation as defined in Section 3 (c) above
              (iii) With respect to stock options, the provisions of Paragraph 4
                    (b) and (c) shall apply.

     8. Confidential Information. Employee agrees that in addition to any other limitations to which he already is subject, regardless of the circumstances of the termination of his employment with Employer, he shall not communicate to any person, or entity any confidential information relating to customer lists, prices, trade secrets, advertising, or any other confidential knowledge which he has or might from time to time acquired with respect to the business of Employer or information received from third parties for which there is an obligation to maintain as confidential. This provision shall not apply to information required to be disclosed by law or by court order, provided that Employer has been given sufficient advance written notice to permit Employer to seek a protective or other similar order or other remedy.

     9.  Non-Competition.

         (a) During the Term and for a period of two years thereafter, Employee shall not, without the prior written consent of Employer, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged within any state of the United States, the District of Columbia or any foreign jurisdiction in any business for the manufacture and sale of medical adhesive devices for professional and consumer, topical and internal wound closure, wound management, or wound care. It is recognized by Employee that the business of the Employer and Employee's connection therewith is or will be international in scope, and that geographical limitations on this non-competition covenant and the non-solicitation covenant set forth in this Paragraph 9 are therefore not appropriate.

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          (b)  The foregoing restriction shall not be construed to prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation which is engaged in the manufacture and sale of medical adhesive devices for professional and consumer, topical and internal wound closure, wound management, or wound care having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither the Employee nor any group of persons including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

     10. No Solicitation. Employee agrees that during the employment Term and for a period of two years thereafter, Employee shall not, either directly or indirectly, (i) call on or solicit any person or entity who or which at the time of the termination of Employee's employment was, or within one year prior thereto had been, a customer of the Employer or its affiliates, (the foregoing clause shall not apply to J&J other than the J&J Restricted Affiliates), or (ii) solicit the employment of any person who was employed by the Employer or any of its affiliates on a full or part-time basis at the time of Employee's termination of employment, unless such person (a) was involuntarily discharged by the Employer or such affiliate, or (b) voluntarily terminated his relationship with the Employer or such affiliate prior to Employee's termination of employment.

     11. Assignment. This Agreement shall be binding upon and inure to the benefit of Employer, Employee, and each of their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable; provided, however, that neither this Agreement nor any rights or obligations hereunder will be assignable or otherwise subject to hypothecation by Employee (except by will, designation of a beneficiary to receive post-death payments hereunder, or by operation of the laws of intestate succession) or by the Employer, except that Employer may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of Employer, if such successor expressly agrees to assume the obligations of Employer hereunder.

     12. Entirety. This Agreement embodies the entire understanding and agreement between the parties relative to the subject matter hereof.

     13. Controlling Law. The interpretation and performance of this Agreement shall be governed by the laws of the State of North Carolina, to the extent not otherwise preempted by the Employee Retirement Income Security Act of 1974 ("ERISA").

     14. Release. EMPLOYEE, ON BEHALF OF HIMSELF, HIS HEIRS, AGENTS, SUCCESSORS, ASSIGNS AND REPRESENTATIVES, HEREBY WAIVES, RELEASES AND DISCHARGES EMPLOYER AND ITS PAST, PRESENT AND FUTURE OWNERS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, STOCKHOLDERS, EMPLOYEES, EMPLOYEE BENEFIT PLANS, PLAN ADMINISTRATORS AND AGENTS (COLLECTIVELY, "PERSONS"), WITH RESPECT TO ANY AND ALL ACTIONS INCLUDING, BUT NOT LIMITED TO, CLAIMS, LIABILITIES OR DEMANDS CONCERNING, BASED UPON OR ARISING OUT OF ANY ALLEGED WRONGFUL TERMINATION, BREACH OF EMPLOYMENT CONTRACT, BREACH OF THE IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING, DEFAMATION, WORKERS' COMPENSATION, INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS, HARASSMENT, OR DISCRIMINATION BASED ON RACE, NATIONAL ORIGIN, SEX, RELIGION, AGE OR HANDICAP, (INCLUDING, WITHOUT LIMITATION, CLAIMS OR RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 AS AMENDED OR SIMILAR STATE LAWS). THIS RELEASE DOES NOT COVER ANY RIGHTS EMPLOYEE MAY HAVE UNDER ANY PLAN COVERED BY ERISA, NOR DOES THIS RELEASE COVER ANY ACT, ACTIONS, CLAIMS, LIABILITIES, DEMANDS OR OMISSIONS BY ANY PERSON OCCURRING ON OR AFTER THE EFFECTIVE DATE, OR ANY BREACH BY EMPLOYEE OR EMPLOYER OF THIS AGREEMENT.

     Employee agrees further that, upon termination of this Agreement pursuant to Paragraph 7, he shall timely execute a Release in the form attached as Exhibit A hereto, in exchange for the consideration recited therein.

     15. Right to Attorney; Opportunity to Review. Employee represents and agrees that: (i) he fully understands his right to have this Agreement reviewed by and to discuss all aspects of this Agreement with his private attorney and that to the extent, if any, he desires, he has availed himself to this right;
(ii) he has had a period of not less than twenty-one (21) days within which to review and consider this Agreement and has used as much of this twenty-one (21) day period as he desired prior to executing the same; and (iii) he is voluntarily entering into this Agreement.

     16. Nondisclosure. Employer and Employee agree that the terms and provisions of this Agreement and all events leading thereto are to remain confidential and shall not be discussed by either of them, after the date of execution of this Agreement, with anyone other than their respective attorneys, tax and financial planning advisors (and for Employee, immediate family members) or as otherwise required by law. Employer specifically agrees that Employee may discuss the reasons his employment with Employer terminated, provided that Employee does not disparage or malign Employer.

     17. Indemnification. Nothing in this Agreement shall terminate any obligation of Employer to defend or indemnify Employee for any act, action, or omission by Employee while he was acting in the course and scope of his employment prior to the Effective Date or during the Term, as may be evidenced by any indemnification agreement between the parties, by-laws of Employer, or insurance carried by Employer for this purpose; it being expressly understood that the indemnification protection afforded Employee prior to the Effective Date is to continue after the Effective Date.

     18. No Other Representations. The making, execution and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those expressed or referred to herein.

     19.  Miscellaneous.

          (a) This Agreement supersedes all prior agreements, including without limitation, the Original Agreement which is hereby terminated, and this Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board of Directors of Employer and executed on the Employer's behalf by a duly authorized officer.

          (b) All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto (including, without limitation, any person or entity which may acquire substantially all of the Employer's assets or business or with or into which the Employer may be merged, liquidated, consolidated, or otherwise combined), except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee.

          (c) If any provision of this Agreement or application thereof to anyone or any circumstances is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to such person or entity or such circumstance in any other jurisdiction, or to other persons, entities or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement are severable.

          (d) No remedy conferred upon the Employer or Employee by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employer or Employee exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Employer or Employee from time to time and as often as may be deemed expedient or necessary by the Employer or Employee in its sole discretion.

          (e) All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which shall be original. It shall not be necessary in marking proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         (f) If either party should file a lawsuit against the other to enforce any right such party has hereunder, the prevailing party shall also be entitled to recover a reasonable attorney's fee and costs of suit in addition to other relief awarded such prevailing party.

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     20.  Non-Disparagement and Cooperation. Both parties agree to refrain from making any disparaging remarks about the other; however, this provision is not intended to limit the parties' rights and obligations to speak the truth. Employee will use his best efforts to cooperate and transition the workload at the time of the termination of this Agreement. Employee shall take all necessary steps and cooperate with Employer to assign, obtain, perfect, patent, register, explain, protect or enforce any protection for all ideas and/or inventions conceived by Employee while an Employee of Employer.

     21. Survival. To the extent not otherwise inconsistent with any other provision of this Agreement, the provisions of Paragraphs 8, 9, 10, 11, 14, 16,17, and 20 shall remain in full force and effect after termination or expiration of this Agreement for any reason.

     22. Enforceability. This Agreement may be revoked by Employee during the seven (7) day period immediately following the date he executes this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates indicated below.

     READ CAREFULLY. THIS DOCUMENT CONTAINS A RELEASE.

CLOSURE MEDICAL CORPORATION                      ANTHONY J. SHERBONDY


By:     /s/ Daniel A. Pelak                      /s/ Anthony J. Sherbondy
        -----------------------------            -------------------------------
       Daniel A. Pelak
Title: President & Chief Executive Officer       Date:  2/11/03

Date:  2/11/03

             EXHIBIT A TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                                RELEASE AGREEMENT
                                     Between
                              ANTHONY J. SHERBONDY
                                       And
                           CLOSURE MEDICAL CORPORATION

     This RELEASE AGREEMENT ("Release") is made and entered into by Anthony J. Sherbondy ("Employee") and Closure Medical Corporation ("Employer"). Throughout the remainder of this Release, Employee and Employer may be collectively referred to as "the parties."

     WHEREAS, Employee and Employer entered into an Amended and Restated Employment Agreement with Employer, which is dated February 13, 2003 ("Agreement"). Said Agreement will expire by its terms on December 31, 2003, unless terminated earlier in accordance with its terms.

     WHEREAS, Employer is willing to provide the benefits described herein in exchange for Employee's entering into this Release.

     WHEREAS, Employer hand delivered this Release to Employee on or about January 22, 2003, as an Exhibit to the Agreement. Employer desires that Employee have adequate time and opportunity to review and understand the consequences of entering into it. Accordingly, Employer advises Employee: (i) to consult with his attorney prior to executing it; and (ii) that he has at least twenty-one
(21) days within which to consider it. If Employee desires to execute this Agreement, it must be executed no earlier than the earlier of: (i) the date of his actual termination of employment or (ii) December 1, 2003. To become effective, it also must be delivered to the Director of Human Resources of Employer during December 2003, or if employment terminates earlier under Paragraph 7 (b), (d), or (e) of the Agreement, within twenty-one (21) days of such termination of employment. In the event that Employee does not return an executed copy of this Release as set forth above, it, and the obligations of Employer herein, shall become null and void.

     WHEREAS, Employee represents that he has carefully read the entire Release, understands its consequences, and voluntarily enters into it.

     NOW THEREFORE, In consideration of the above and the mutual promises set forth below, Employer and Employee agree as follows:

  1. TERMINATION.

     Employee hereby acknowledges that as of the termination of the Agreement on December 31, 2003, Employer shall have no further obligations to Employee, except as provided in this Release.

  2. CONSIDERATION FOR THIS RELEASE.

     In the calendar year 2004, Closure shall enter into a consulting agreement with Employee and request thirty (30) days of consulting work, as needed, at a rate of one-thousand dollars ($1,000) per day.

  3. RELEASE. In consideration of the benefits conferred by this RELEASE, EMPLOYEE (ON BEHALF OF HIMSELF AND HIS ASSIGNS, HEIRS AND OTHER REPRESENTATIVES) RELEASES EMPLOYER AND ITS PAST, PRESENT AND FUTURE OWNERS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, STOCKHOLDERS, EMPLOYEES, EMPLOYEE BENEFIT PLANS, PLAN ADMINISTRATORS AND AGENTS FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE RELATING TO HIS EMPLOYMENT WITH

     EMPLOYER, ITS PARENTS, SUBSIDIARIES OR AFFILIATES OR HIS SEPARATION THEREFROM arising before the execution of this Agreement, including but not limited to claims for or based on: (i) discrimination, harassment or retaliation arising under federal, state or local laws prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and the Older Workers Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, harassment, or retaliation for protected activity; (ii) Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and similar federal, state, and local laws; (iii) wrongful termination; (iv) breach of express or implied contract, including contracts relating to stock options or benefits; (v) state law tort ; (vi) any claim that arises or may arise under the company's Amended and Restated 1996 Equity Compensation Plan or Stock Option Grants; and (vii) attorneys' fees.

 4. COVENANT NOT TO SUE. Except as prohibited by law, in consideration of the benefits conferred by this Release, Employee shall not sue Employer or its past, present or future owners, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, stockholders, employees, employee benefit plans, plan administrators, or agents on any of the released claims or join as a party with others who may sue on any such claims.

 5. COMPANY INFORMATION AND PROPERTY. Employee shall not at any time after his employment relationship with Employer terminates disclose, use or aid third parties in obtaining or using any confidential or proprietary Employer information. Confidential or proprietary information is information relating to Employer or any aspect of its business which is not generally available to the public, Employer's competitors, or other third parties, or ascertainable through common sense or general business or technical knowledge. Nothing in this Agreement shall relieve Employee from any obligations under any previously executed confidentiality, proprietary information or secrecy agreements.

 6. REVOCATION PERIOD. Employee may revoke this Release during the seven (7) day period immediately following his execution of it. This Release will not become effective or enforceable until the revocation period has expired. To revoke this Release, a written notice of revocation must be delivered to:
     Mike Hoban, Closure Medical Corporation, 5250 Greens Dairy Road, Raleigh, North Carolina 27616.

 7. DISCLAIMER OF LIABILITY. This Release is intended to avoid all litigation relating to Employee's employment with Employer and his separation therefrom; therefore, it is not to be construed as Employer's admission of any liability to Employee, liability which Employer denies.

 8. CONFIDENTIALITY. The terms and provisions of this Release are confidential and Employee shall not disclose them to third parties, except as required by law. Notwithstanding the above, Employee may reveal the terms and provisions of this Release to members of his immediate family or to an attorney whom he may consult for legal advice, provided that such persons agree to maintain the confidentiality of this Release.

 9. NON-DISPARAGEMENT. Both parties agree to refrain from making any disparaging remarks about the other; however, this provision is not intended to limit the parties' rights and obligations to speak the truth.

 10. WAIVER OF BREACH. Employer's or Employee's waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party.

 11. ENTIRE AGREEMENT. Except as expressly provided herein, this Release supersedes all other understandings and agreements, oral or written, between the parties with respect to its subject matter, and constitutes the sole agreement between the parties with respect to its subject matter. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement. No change or modification of this Agreement shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties.

 12. SEVERABILITY. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Release is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Release.

 13. PARTIES BOUND. This Release shall apply to, be binding upon and inure to the benefit of the parties' successors, assigns, heirs and other representatives.

 14. REMEDIES. If Employee does not abide by the obligations set forth in this Release, then Employer will be relieved of its obligations hereunder and may seek all other legal and equitable relief and Employee will indemnify Employer, its past, present or future owners, parents, subsidiaries, affiliate, predecessors, successors, assign, officers, directors, stockholders, employees, employee benefit plans, plan administrators, or agents for all expenses including attorneys' fees they incur in defending any actions brought by him or any actions by them to enforce this Release.

 15. GOVERNING LAW. This Release will be governed by North Carolina law and the applicable provisions of federal law, including but not limited to Age Discrimination and Employment Act (ADEA).

IN WITNESS WHEREOF, the parties have entered into this Release on the day and year written below.

EMPLOYEE REPRESENTS THAT HE HAS CAREFULLY READ THIS ENTIRE RELEASE AGREEMENT, UNDERSTANDS ITS CONSEQUENCES, AND VOLUNTARILY ENTERS INTO IT.

ANTHONY J. SHERBONDY
___________________________________________  (SEAL)
Signature

___________________________________________
Date


CLOSURE MEDICAL CORPORATION

By: _________________________________________
       Daniel A. Pelak

Title: President and Chief Executive Officer

Date: _______________________________________